Report of Independent Registered Public
Accounting Firm

To the Board of Directors of SunAmerica Series, Inc. and
Shareholders of the AIG Active Allocation Fund, AIG
Focused Dividend Strategy Fund, AIG Focused Dividend
Strategy II Fund, AIG Multi-Asset Allocation Fund, AIG
Strategic Value Fund and AIG Select Dividend Growth
Fund

In planning and performing our audits of the financial statements of each of the AIG Active Allocation Fund (formerly SunAmerica Active Allocation Portfolio), AIG Focused Dividend Strategy Fund (formerly Focused
Dividend Strategy Portfolio), AIG Focused Dividend
Strategy II Fund (formerly Focused Dividend Strategy II Portfolio), AIG Multi-Asset Allocation Fund (formerly SunAmerica Multi-Asset Allocation Portfolio), AIG
Strategic Value Fund (formerly SunAmerica Strategic
Value Portfolio) and AIG Select Dividend Growth Fund (formerly SunAmerica Select Dividend Growth Portfolio)
(six funds constituting SunAmerica Series, Inc., hereafter referred to as the Series) as of and for the year ended October 31, 2017, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered the Series? internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Series internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Series internal control over financial reporting.
The management of the Series is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of each fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of each fund are being made only in accordance with authorizations of management and directors of each fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of each funds assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Series annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Series internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Series internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October
31, 2017.
This report is intended solely for the information and use of management and the Board of Directors of SunAmerica Series, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 29, 2017